Exhibit 24(a)

STATE AUTO FINANCIAL CORPORATION

POWER OF ATTORNEY

For Form S-8 Registration Statements

The undersigned, a director of State Auto Financial Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Robert P. Restrepo, Jr. and Steven E. English, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act without the other, with full power of substitution and resubstitution, for me and in my name, place, and stead, in my capacity as director or officer of the Company, to execute any and all of the Company’s Registration Statements on Form S-8, and any and all amendments thereto (including post-effective amendments), to register under the Securities Act of 1933, as amended (the “Securities Act”), any Common Shares, without par value, of the Company for sale under, and pursuant to, any and all of the Company’s current or hereafter adopted or approved stock option plans or other “employee benefit plans” (as such term is defined under Rule 405 promulgated under the Securities Act), as such plans are currently amended or shall hereafter be amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned has executed and delivered this Power of Attorney on the date set forth below.

/s/ Robert E. Baker Robert E. Baker	Director Position (s) with the Company	November 12, 2007 Date

/s/ David J. D’Antoni David J. D’Antoni	Director Position (s) with the Company	November 9, 2007 Date

/s/ David R. Meuse David R. Meuse	Director Position (s) with the Company	November 12, 2007 Date

/s/ S. Elaine Roberts S. Elaine Roberts	Director Position (s) with the Company	November 12, 2007 Date

/s/ Alexander B. Trevor Alexander B. Trevor	Director Position (s) with the Company	November 10, 2007 Date

/s/ Paul S. Williams Paul S. Williams	Director Position (s) with the Company	November 9, 2007 Date